Exhibit 99.2

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Please note that totals may not add due to rounding.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2015 of Global Net Lease, Inc. (the “Company”) filed on February 29, 2016, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed on May 6, 2016 and August 8, 2016, respectively and (iii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “RiskFactors” in the Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

2

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Definitions

This section includes non-GAAP financial measures, including Funds from Operations, Core Funds from Operations, Adjusted Funds from Operations, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States (“GAAP”).

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

3

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Definitions

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. However, AFFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

4

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Definitions

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

5

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Definitions

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures (“Adjusted EBITDA”) is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Net operating income (“NOI”) is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash net operating income, or Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

6

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Key Metrics

As of and for the three months ended September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental income	$50,756
Net income attributable to stockholders	8,943
Basic and diluted net income per share attributable to stockholders	$0.05
Cash NOI	46,456
Adjusted EBITDA	42,474
AFFO	33,061
AFFO per share	0.20

Dividends paid per share - third quarter	0.18
Dividend yield - annualized, based on quarter end share price of $8.16	8.7%
Dividend payout ratio - third quarter	90.0%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $8.16	$1,389,176
Net debt	1,129,277
Enterprise value [1]	2,518,453

Total capitalization	2,568,726

Total consolidated debt	1,179,550
Total assets	2,406,223
Liquidity	119,250

Common shares outstanding as of Sep 30, 2016 (thousands)	170,242
Share price, end of quarter	$8.16

Net debt to enterprise value	44.8%
Net debt to adjusted EBITDA (annualized)	6.6	x

Weighted-average interest rate cost	2.7%
Weighted-average debt maturity (years)[2]	1.8
Interest Coverage Ratio [3]	5.3	x

Real Estate Portfolio
Number of properties	326
Number of tenants	86

Square footage (millions)	18.6
Occupancy	100.0%
Weighted-average remaining lease term (years)	10.5

Footnotes:

[1] Based on the September 30, 2016 closing price of $8.16 per share and September 30, 2016 debt balances and share count.

[2] On July 25, 2016, the company extended the credit facility maturity date to July 25, 2017, with an additional one-year extension option remaining, subject to certain conditions.

[3] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense) as of the quarter ended September 30, 2016.

7

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Consolidated Balance Sheets

Amounts in thousands

	Sep 30, 2016	Dec 31, 2015
Assets
Real estate investments, at cost:
Land	$327,548	$341,911
Buildings, fixtures and improvements	1,633,826	1,685,919
Construction in progress	-	180
Acquired intangible lease assets	496,907	518,294
Total real estate investments, at cost	2,458,281	2,546,304
Less accumulated depreciation and amortization	(199,130)	(133,329)
Total real estate investments, net	2,259,151	2,412,975
Cash and cash equivalents	50,273	69,938
Restricted cash	3,660	3,319
Derivatives, at fair value	4,996	5,812
Unbilled straight line rent	29,588	23,048
Prepaid expenses and other assets	17,103	15,345
Due from related parties	16	136
Deferred tax assets	2,565	2,552
Goodwill and other intangible assets, net	3,071	2,988
Deferred financing costs, net	3,816	4,409
Assets held for sale, net	31,984	-
Total assets	$2,406,223	$2,540,522

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs	$502,808	$524,262
Mortgage premium, net	315	676
Credit facility	671,023	717,286
Below-market lease liabilities, net	25,669	27,978
Derivatives, at fair value	16,093	6,028
Due to related parties	680	399
Accounts payable and accrued expenses	17,058	18,659
Prepaid rent	14,040	15,491
Deferred tax liability	4,113	4,016
Taxes payable	3,596	5,201
Dividends payable	30	407
Total liabilities	1,255,425	1,320,403

Common stock	1,705	1,692
Additional paid in capital	1,488,996	1,480,162
Accumulated other comprehensive loss	(15,259)	(3,649)
Accumulated deficit	(331,754)	(272,812)
Total stockholders’ equity	1,143,688	1,205,393
Non-controlling interest	7,110	14,726
Total equity	1,150,798	1,220,119
Total liabilities and equity	$2,406,223	$2,540,522

8

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Consolidated Statements of Operations

Amounts in thousands, except per share data and ratios

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015

Revenues:
Rental income	$50,756	$51,736	$51,511	$52,118
Operating expense reimbursements	2,495	1,460	3,443	3,925
Total revenues	53,251	53,196	54,954	56,043

Expenses:
Property operating	4,201	3,542	5,647	7,389
Operating fees to related parties	4,862	4,959	4,817	4,956
Acquisition and transaction related	2,479	27	(129)	76
Listing fees	-	-	-	150
Change in fair value of Listing Note	-	-	-	(3,380)
General and administrative	1,714	1,880	1,704	1,537
Equity based compensation	1,293	70	1,044	(90)
Depreciation and amortization	23,482	23,812	23,756	23,918
Total expenses	38,031	34,290	36,839	34,556
Operating income	15,220	18,906	18,115	21,487

Other income (expense):
Interest expense	(8,914)	(10,634)	(10,569)	(10,065)
Gains on dispositions of real estate investments	1,320	-	-	-
Gains (losses) on derivative instruments	375	3,830	(349)	1,150
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	1,459	4,252	(98)	2,679
Unrealized losses on non-functional foreign currency advances not designated as net investment hedges	-	-	-	(623)
Other income (expense)	4	8	9	64
Total other expense, net	(5,756)	(2,544)	(11,007)	(6,795)

Net income before income taxes	9,464	16,362	7,108	14,692
Income tax expense	(448)	(430)	(550)	(2,243)
Net income	9,016	15,932	6,558	12,449
Non-controlling interest	(73)	(169)	(70)	(137)
Net income attributable to stockholders	$8,943	$15,763	$6,488	$12,312

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.05	$0.09	$0.04	$0.07
Basic and diluted weighted average shares outstanding (thousands)	169,390	168,948	168,937	168,937

9

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data and ratios

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015

EBITDA:
Net income	$9,016	$15,932	$6,558	$12,449
Depreciation and amortization	23,482	23,812	23,756	23,918
Interest expense	8,914	10,634	10,569	10,065
Income tax expense	448	430	550	2,243
EBITDA	$41,860	$50,808	$41,433	$48,675

Adjusted EBITDA:
Listing Fees	$-	$-	$-	$150
Change in fair value of Listing Note	-	-	-	(3,380)
Equity based compension	1,293	70	1,044	(90)
Acquisition and transaction related	2,479	27	(129)	76
Gains on dispositions of real estate investments	(1,320)	-	-	-
(Gains) losses on derivative instruments	(375)	(3,830)	349	(1,150)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(1,459)	(4,252)	98	(2,679)
Unrealized losses on non-functional foreign currency advances not designated as net investment hedges	-	-	-	623
Other (income) expense	(4)	(8)	(9)	(64)
Adjusted EBITDA	$42,474	$42,815	$42,786	$42,161

Net Operating Income (NOI):
Operating fees to related parties	$4,862	$4,959	$4,817	$4,956
General and administrative	1,714	1,880	1,704	1,537
NOI	$49,050	$49,654	$49,307	$48,654

Cash Net Operating Income (Cash NOI):
Amortization of above- and below- market leases and ground lease assets and liabilities, net	$(58)	$(27)	$16	$(52)
Straight-line rent	(2,536)	(2,722)	(2,801)	(3,236)
Cash NOI	$46,456	$46,905	$46,522	$45,366

10

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data and ratios

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015

Funds from operations (FFO):
Net income attributable to stockholders (in accordance with GAAP)	$8,943	$15,763	$6,488	$12,312
Depreciation and amortization	23,482	23,812	23,756	23,918
Gains on dispositions of real estate investments	(1,320)	-	-	-
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(182)	(252)	(252)	(253)
FFO (as defined by NAREIT) attributable to stockholders	$30,923	$39,323	$29,992	$35,977

Acquisition and transaction fees [1]	2,479	27	(129)	76
Listing fees	-	-	-	150
Change in fair value of Listing Note	-	-	-	(3,380)
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	(20)	-	1	33
Core FFO	$33,382	$39,350	$29,864	$32,856
Non-cash equity based compensation	1,293	70	1,044	(90)
Non-cash portion of interest expense	951	2,400	2,418	2,365
Realized losses on investment securities	-	-	-	-
Non-recurring general and administrative expenses[2]	-	-	-	302
Amortization of above and below-market leases and ground lease assets and liabilities, net	(58)	(27)	16	(52)
Straight-line rent	(2,536)	(2,722)	(2,801)	(3,236)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(1,459)	(4,252)	98	(2,679)
Unrealized losses on non-functional foreign currency advances not designated as net investment hedges	-	-	-	623
Eliminate unrealized losses (gains) on foreign currency transactions [3]	1,606	(2,347)	1,809	(1,903)
Amortization of mortgage premium	(121)	(119)	(121)	(122)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	3	74	(26)	51
Adjusted funds from operations (AFFO)	$33,061	$32,427	$32,301	$28,115

Weighted average common shares outstanding (thousands)	169,390	168,948	168,937	168,937

FFO per share	$0.18	$0.23	$0.18	$0.21

Core FFO per share	0.20	0.23	0.18	0.19

AFFO per share	0.20	0.19	0.19	0.17

Dividends declared	$30,097	$30,019	$30,020	$29,985

Footnotes:

[1] For the three months ended September 30, 2016, merger related costs are $2.5 million.

[2] Represents our estimate of non-recurring internal audit service fees.

[3] Effective January 1, 2016, we eliminate unrealized losses (gains) on foreign currency transactions in deriving AFFO. As a result of this change, we revised the prior period amounts in our reconciliation of AFFO. AFFO for three months ended December 31, 2015 was previously reported as $30,187 when not adjusting for the unrealized gains on foreign currency transactions of $(1,903). For the three months ended September 30th, 2016, gains on foreign currency transactions were $0.4 million, which were compromised of unrealized losses of $1.6 million offset by realized gains of $2.0 million. For AFFO purposes, we add back unrealized losses (gains).

11

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Debt Overview

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

		Weighted-	Weighted-	Total
	Number of	Average Debt	Average Interest	Outstanding
Year of Maturity	Properties	Maturity (Years)	Rate[2]	Balance	Percent
Non-Recourse Debt
Remaining 2016	-	-	-	$-
2017	19	0.7	6.3%	22,704
2018	8	1.9	3.1%	79,708
2019	10	2.8	2.5%	184,474
2020	35	3.9	2.9%	203,882
2021	1	4.8	5.3%	17,759
2022	-	-	-	-
Total Non-Recourse Debt	73	3.1	3.0%	$508,527	43%

Recourse Debt
Senior Unsecured Credit Facility[1]		0.8	2.4%	$671,023
Total Recourse Debt		0.8	2.4%	$671,023	57%

Total Debt		1.8	2.7%	$1,179,550	100%

Total Debt by Currency				Percent
USD				23%
EUR				34%
GBP				43%
Total				100%

Footnotes:

[1] On July 25, 2016, the Company extended the credit facility maturity date to July 25, 2017, with an additional one-year extension option remaining, subject to certain conditions.

[2] As of September 30, 2016, the Company’s total combined debt had a weighted average interest rate cost of 2.7%, of which 63.3% was fixed rate or swapped to a fixed rate and 36.7% at floating rate.

12

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Top Ten Tenants

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	NOI[1]	Percent
RWE AG	Office	Utilities	$10,686	5%
FedEx Ground Package System, Inc.	Distribution	Freight	9,620	5%
Family Dollar	Retail	Discount Retail	8,825	5%
Finnair	Industrial	Aerospace	8,784	5%
Government Services Administration (GSA)	Office	Government	8,598	4%
Quest Diagnostics, Inc.	Office	Healthcare	6,308	3%
Tokmanni	Office	Discount Retail	5,774	3%
Crown Crest	Distribution	Retail Food Distribution	5,160	3%
Trinity Health	Office	Healthcare	4,632	2%
AT&T Services, Inc.	Office	Telecommunications	4,488	2%
Subtotal			$72,875	37%

Remaining portfolio			122,180	63%

Total Portfolio			$195,054	100%

Footnotes:

[1] NOI is on an annualized basis and is based on foreign currency exchange rates as of September 30, 2016.

13

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Diversification by Property Type

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

	Total Portfolio				Unencumbered Portfolio
			Square				Square
Property Type	NOI[1]	NOI Percent	Footage	Sq. ft. Percent	NOI[1]	NOI Percent	Footage	Sq. ft. Percent
Office	$104,858	53%	7,102	38%	$51,962	47%	3,437	30%
Industrial	38,254	20%	5,004	27%	26,461	24%	3,762	32%
Retail	28,948	15%	2,792	15%	15,099	14%	1,667	14%
Distribution	21,644	11%	3,683	20%	15,476	14%	2,702	23%
Other	1,350	1%	24	0%	1,350	1%	24	0%
Total	$195,054	100%	18,605	100%	$110,348	100%	11,593	100%

Footnotes:

[1] NOI is on an annualized basis and is based on foreign currency exchange rates as of September 30, 2016.

14

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Diversification by Tenant Industry

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

	Total Portfolio				Unencumbered Portfolio
			Square				Square
Industry Type	NOI[1]	NOI Percent	Footage	Sq. ft. Percent	NOI[1]	NOI Percent	Footage	Sq. ft. Percent
Financial Services	$19,087	10%	1,650	9%	$5,143	5%	559	5%
Discount Retail	18,304	9%	2,023	11%	12,530	11%	1,222	11%
Technology	15,372	8%	892	5%	5,517	5%	253	2%
Aerospace	14,561	7%	1,258	7%	5,777	5%	602	5%
Energy	12,863	7%	1,043	6%	12,863	12%	1,043	9%
Utilities	12,343	6%	673	4%	-	-	-	-
Healthcare	12,049	6%	657	4%	5,741	5%	433	4%
Freight	11,087	6%	1,164	6%	11,087	10%	1,164	10%
Pharmaceuticals	9,789	5%	390	2%	9,789	9%	390	3%
Government	9,777	5%	469	3%	9,316	8%	432	4%
Telecommunications	8,612	4%	648	3%	2,225	2%	133	1%
Auto Manufacturing	6,556	3%	1,940	10%	6,556	6%	1,940	17%
Retail Food Distribution	5,160	3%	806	4%	-	-	-	-
Automotive Parts Supplier	3,438	2%	411	2%	1,311	1%	91	1%
Restaurant - Quick Service	3,393	2%	74	0%	-	-	-	-
Specialty Retail	2,970	2%	280	2%	-	-	-	-
Metal Processing	2,862	1%	448	2%	2,862	3%	448	4%
Home Decor	2,569	1%	446	2%	2,569	2%	446	4%
Home Maintenance	2,292	1%	231	1%	-	-	-	-
Office Supplies	2,257	1%	206	1%	2,257	2%	206	2%
Foot Apparel	2,141	1%	589	3%	2,141	2%	589	5%
Metal Fabrication	2,120	1%	297	2%	2,120	2%	297	3%
Consumer Goods	2,057	1%	272	1%	1,049	1%	96	1%
Other [2]	13,394	7%	1,740	9%	9,496	9%	1,250	11%
Total	$195,054	100%	18,605	100%	$110,348	100%	11,593	100%

Footnotes:

[1] NOI is on an annualized basis and is based on foreign currency exchange rates as of September 30, 2016.

[2] Other includes 13 industry types as of September 30, 2016.

15

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Diversification by Geography

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

	Total Portfolio				Unencumbered Portfolio
			Square				Square
Region	NOI[1]	NOI Percent	Footage	Sq. ft. Percent	NOI	NOI Percent	Footage	Sq. ft. Percent
United States	$114,701	58.8%	11,951	64.2%	$101,493	92.0%	11,039	95.2%
Texas	22,031	11.3%	2,010	10.8%	17,543	15.9%	1,608	13.9%
Michigan	15,942	8.2%	2,296	12.3%	15,942	14.4%	2,296	19.8%
California	12,890	6.6%	675	3.6%	4,170	3.8%	165	1.4%
New Jersey	8,505	4.4%	349	1.9%	8,505	7.7%	349	3.0%
Tennessee	5,844	3.0%	789	4.2%	5,844	5.3%	789	6.8%
Indiana	4,300	2.2%	1,114	6.0%	4,300	3.9%	1,114	9.6%
Ohio	4,102	2.1%	499	2.7%	4,102	3.7%	499	4.3%
Pennsylvania	3,763	1.9%	376	2.0%	3,763	3.4%	376	3.2%
Kentucky	3,687	1.9%	517	2.8%	3,687	3.3%	517	4.5%
South Carolina	3,587	1.8%	424	2.3%	3,587	3.3%	424	3.7%
Florida	3,421	1.8%	244	1.3%	3,421	3.1%	244	2.1%
Illinois	2,629	1.3%	571	3.1%	2,629	2.4%	571	4.9%
Missouri	2,582	1.3%	139	0.7%	2,582	2.3%	139	1.2%
New York	2,398	1.2%	221	1.2%	2,398	2.2%	221	1.9%
Minnesota	1,832	0.9%	150	0.8%	1,832	1.7%	150	1.3%
Massachusetts	1,772	0.9%	127	0.7%	1,772	1.6%	127	1.1%
Oklahoma	1,617	0.8%	159	0.9%	1,617	1.5%	159	1.4%
Maine	1,432	0.7%	50	0.3%	1,432	1.3%	50	0.4%
Kansas	1,275	0.7%	179	1.0%	1,275	1.2%	179	1.5%
Louisiana	1,260	0.6%	137	0.7%	1,260	1.1%	137	1.2%
South Dakota	1,133	0.6%	54	0.3%	1,133	1.0%	54	0.5%
Arizona	982	0.5%	159	0.9%	982	0.9%	159	1.4%
North Dakota	884	0.5%	47	0.3%	884	0.8%	47	0.4%
Colorado	867	0.4%	27	0.1%	867	0.8%	27	0.2%
Mississippi	800	0.4%	81	0.4%	800	0.7%	81	0.7%
Alabama	791	0.4%	74	0.4%	791	0.7%	74	0.6%
Maryland	785	0.4%	120	0.6%	785	0.7%	120	1.0%
North Carolina	779	0.4%	123	0.7%	779	0.7%	123	1.1%
Nebraska	564	0.3%	58	0.3%	564	0.5%	58	0.5%
New Mexico	485	0.2%	46	0.2%	485	0.4%	46	0.4%
Georgia	449	0.2%	41	0.2%	449	0.4%	41	0.4%
Utah	395	0.2%	20	0.1%	395	0.4%	20	0.2%
Iowa	296	0.2%	32	0.2%	296	0.3%	32	0.3%
Delaware	256	0.1%	10	0.1%	256	0.2%	10	0.1%
Idaho	201	0.1%	16	0.1%	201	0.2%	16	0.1%
Arkansas	89	0.0%	8	0.0%	89	0.1%	8	0.1%
Virginia	76	0.0%	8	0.0%	76	0.1%	8	0.1%
United Kingdom	34,602	17.7%	2,708	14.6%	-	-	-	-
Germany	19,126	9.8%	1,870	10.1%	-	-	-	-
Finland	14,558	7.5%	1,457	7.8%	-	-	-	-
The Netherlands	8,855	4.5%	554	3.0%	8,855	8.0%	554	4.8%
US Province	3,212	1.6%	65	0.4%	-	-	-	-
Total	$195,054	100%	18,605	100%	$110,348	100%	11,593	100%

Footnotes:

[1] NOI is on an annualized basis and is based on foreign currency exchange rates as of September 30, 2016.

16

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2016 (unaudited)

Lease Expirations

As of September 30, 2016

Amounts in thousands, except per share data, ratios and percentages

					Percent of
	Number of Leases			Leased Rentable	Rentable Square
Year of Expiration	Expiring	NOI[1]	NOI Percent	Square Feet	Feet Expiring
Remaining 2016	26	$2,629	1.3%	237	1.3%
2017	-	-	-	-	-
2018	-	-	-	-	-
2019	-	-	-	-	-
2020	2	3,482	1.8%	386	2.1%
2021	2	5,003	2.6%	323	1.7%
2022	16	19,837	10.2%	1,553	8.3%
2023	27	20,230	10.4%	2,112	11.4%
2024	39	45,364	23.3%	3,868	20.8%
2025	35	20,397	10.5%	1,758	9.5%
2026	15	22,216	11.4%	1,813	9.7%
2027	9	2,144	1.1%	154	0.8%
2028	29	6,965	3.6%	885	4.8%
2029	109	25,107	12.9%	2,549	13.7%
2030	8	3,637	1.9%	306	1.6%
2031	-	-	-	-	-
Thereafter (>2031)	9	18,043	9.3%	2,661	14.3%
Total	326	$195,054	100%	18,605	100%

Annualized NOI by Year of Lease Expiration as a Percentage of Total NOI

Footnotes:

[1] NOI is on an annualized basis and is based on foreign currency exchange rates as of September 30, 2016.

17